UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 2, 2024

Matador Resources Company

(Exact name of registrant as specified in its charter)

Texas	001-35410	27-4662601
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 LBJ Freeway, Suite 1500
Dallas, Texas	75240
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 371-5200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MTDR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, on March 26, 2024, Matador Resources Company (the “Company”) and certain of its subsidiaries (the “Guarantors”) entered into a purchase agreement with BofA Securities, Inc. (“BofA”), as representative of the several initial purchasers named therein (collectively, the “Initial Purchasers”), pursuant to which the Company agreed to issue and sell $900.0 million in aggregate principal amount of the Company’s 6.500% Senior Notes due 2032 (the “Notes”). On April 2, 2024, the Company received net proceeds from the issuance and sale of the Notes of approximately $885.0 million, after deducting the Initial Purchasers’ discounts and estimated offering expenses.

Indenture

On April 2, 2024, the Company entered into an Indenture (the “Indenture”) among the Company, the Guarantors and U.S. Bank Trust Company, National Association, as trustee, governing the terms of the Notes.

Interest and Maturity

The Notes will mature on April 15, 2032, and interest is payable on the Notes semiannually in arrears on each April 15 and October 15, and the first interest payment date for the Notes will be October 15, 2024. The Notes are guaranteed on a senior unsecured basis by the Guarantors.

Optional Redemption

At any time prior to April 15, 2027, the Company may redeem up to 40% of the aggregate principal amount of the Notes at a redemption price of 106.500% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date, in an amount not greater than the net cash proceeds of certain equity offerings, so long as the redemption occurs within 180 days of completing such equity offering and at least 60% of the aggregate principal amount of the Notes remains outstanding after such redemption.

In addition, at any time prior to April 15, 2027, the Company may redeem all or part of the Notes for cash at a redemption price equal to 100% of their principal amount plus an applicable make-whole premium and accrued and unpaid interest, if any, to the applicable redemption date. On or after April 15, 2027, the Company may redeem all or a part of the Notes at redemption prices (expressed as percentages of principal amount) equal to (i) 103.250% for the twelve-month period beginning on April 15, 2027; (ii) 101.625% for the twelve-month period beginning on April 15, 2028; and (iii) 100.000% beginning on April 15, 2029, plus accrued and unpaid interest, if any, to the applicable redemption date.

Change of Control

Upon the occurrence of a Change of Control Triggering Event (as defined in the Indenture), unless the Company has exercised its optional redemption right in respect of the Notes, the holders of the Notes will have the right to require the Company to repurchase all or a portion of the Notes at a price equal to 101% of the aggregate principal amount of the Notes, plus any accrued and unpaid interest to the date of purchase.

Certain Covenants

The Indenture contains covenants that, among other things, limit the Company’s ability and the ability of its Restricted Subsidiaries (as defined in the Indenture) to: (i) incur or guarantee additional debt or issue certain types of preferred stock; (ii) pay dividends on capital stock or redeem, repurchase or retire its capital stock or subordinated indebtedness; (iii) transfer or sell assets; (iv) make certain investments; (v) create certain liens; (vi) enter into agreements that restrict dividends or other payments from the Restricted Subsidiaries to the Company; (vii) consolidate, merge or transfer all or substantially all of its assets; (viii) engage in transactions with affiliates; and (ix) designate subsidiaries as unrestricted subsidiaries. These covenants are subject to a number of important exceptions and qualifications. At any time when the Notes are rated investment grade by both Moody’s Investors Service, Inc. and S&P Global Ratings, many of these covenants will terminate.

Events of Default

The Indenture provides that each of the following is an Event of Default:

•	default for 30 days in the payment when due of interest on the Notes;

•	default in payment when due of the principal of, or premium, if any, on the Notes;

•

failure by the Company to comply with its obligations to offer to purchase or purchase Notes when required pursuant to the change of control or asset sale provisions of the Indenture or its failure to comply with the covenant relating to merger, consolidation or sale of assets;

•	failure by the Company for 180 days after notice to comply with its reporting obligations under the Indenture;

•	failure by the Company for 60 days after notice to comply with any of the other agreements in the Indenture;

•	payment defaults and accelerations with respect to other indebtedness of the Company and its Restricted Subsidiaries in the aggregate principal amount of $100.0 million or more;

•	failure by the Company or any Restricted Subsidiary to pay certain final judgments aggregating in excess of $100.0 million within 60 days;

•	any subsidiary guarantee by a Guarantor ceases to be in full force and effect, is declared null and void in a judicial proceeding or is denied or disaffirmed by its maker; and

•

certain events of bankruptcy or insolvency with respect to the Company or any Restricted Subsidiary that is a significant subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a significant subsidiary.

Generally, if an Event of Default occurs and is not cured within the time periods specified in the Indenture, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

The Notes were offered and sold to the Initial Purchasers for resale to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside the United States in reliance on Regulation S of the Securities Act. The Notes and the related guarantees have not been registered under the Securities Act or the applicable securities laws of any state or other jurisdiction and may not be offered, transferred or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and the applicable securities laws of any state or other jurisdiction. This Current Report on Form 8-K (this “Current Report”) and the Exhibits hereto do not constitute an offer to sell or a solicitation of an offer to purchase the Notes or any other securities.

The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to the full text of the Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included, or incorporated by reference, in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03 of this Current Report.

Item 8.01	Other Events.

On April 2, 2024, the Company issued a press release announcing the expiration and results of the Company’s cash tender offer (the “Tender Offer”) to purchase any and all of the aggregate principal amount of the Company’s 5.875% Senior Notes due 2026. A copy of such press release is filed as Exhibit 99.1 to this Current Report and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

4.1	Indenture, dated as of April 2, 2024, by and among the Company, the Guarantors and U.S. Bank Trust Company, National Association, as trustee.

99.1	Press Release, dated April 2, 2024, announcing the expiration and results of the Tender Offer.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATADOR RESOURCES COMPANY

Date: April 2, 2024	By:	/s/ Bryan A. Erman
	Name:	Bryan A. Erman
	Title:	Executive Vice President